EXHIBIT 5

March 31, 2006

Sontra Medical Corporation
10 Forge Parkway
Franklin, Massachusetts 02038

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 9,224,653 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of Sontra Medical Corporation, a Minnesota corporation (the “Company”), consisting of (i) 4,456,354 shares of Common Stock (the “Shares”), and (ii) an aggregate of 4,768,299 shares of Common Stock issuable upon the exercise of the Company’s Common Stock Purchase Warrants (the “Warrant Shares”), all of which Shares and Warrant Shares, if and when sold, will be sold by certain shareholders of the Company.

The undersigned has examined signed copies of the Registration Statement as filed with the Commission. The undersigned has also examined and relied upon minutes of meetings of the shareholders and the Board of Directors of the Company as provided by the Company, stock and warrant record books of the Company as provided by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as the undersigned has deemed necessary for purposes of rendering the opinions hereinafter set forth.

In the examination of the foregoing documents, the undersigned has assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

The undersigned expresses no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which the undersigned is opining herein, the undersigned has assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and the undersigned is expressing no opinion herein as to whether such assumption is reasonable or correct.

Based upon and subject to the foregoing, the undersigned is of the opinion that:

1.	The Shares have been duly authorized, and are validly issued, fully paid and nonassessable; and

2.
The Warrant Shares have been duly authorized, and when issued upon exercise of the Company’s Common Stock Purchase Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares and the Warrant Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without the prior written consent of the undersigned.

Please note that the undersigned is opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and the undersigned disclaims any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

The undersigned hereby consents to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act and to the use of the undersigned’s name therein and in the related Prospectus under the caption “Interest of Named Experts and Counsel.” In giving such consent, the undersigned does not hereby admit that the undersigned is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kevin P. Lanouette, Esq.

Kevin P. Lanouette, Esq.